RICHARD H. HARRIS & ASSOCIATES, P.A.
                   6400 NORTH ANDREWS AVENUE
                          SUITE #320
                 FORT LAUDERDALE, FLORIDA  33309








CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report relating to the financial statements of Med Gen, Inc. contained in the Form 10K-SB for the year ended September 30, 2001, dated December 7, 2001 and to all references to our firm appearing in such Registration Statement.



/s/Richard H. Harris & Associates, P.A.


Richard H. Harris & Associates, P.A.
6400 North Andrews Avenue
Suite #320
Fort Lauderdale, Florida  33309